Exhibit 99.01

Cadence Reports Second Quarter 2012 Financial Results

SAN JOSE, Calif. — July 25, 2012 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2012.

Cadence reported second quarter 2012 revenue of $326 million, compared to revenue of $283 million reported for the same period in 2011. On a GAAP basis, Cadence recognized net income of $36 million, or $0.13 per share on a diluted basis in the second quarter of 2012, compared to net income of $27 million, or $0.10 per share on a diluted basis in the same period in 2011.

Using Cadence’s non-GAAP measure, net income in the second quarter of 2012 was $53 million, or $0.19 per share on a diluted basis, as compared to net income of $32 million, or $0.12 per share on a diluted basis in the same period in 2011.

“The Cadence team executed well again in Q2,” said Lip-Bu Tan, president and chief executive officer. “Our 20-nanometer engagements have expanded, use of our Azuro technology acquired in 2011 increased, our emulation business significantly exceeded expectations, we had a strong quarter for both design and verification IP, and the acquisition of Sigrity has significantly enhanced our printed circuit board product line.”

“Cadence continues to deliver strong operating performance as measured by our key metrics of revenue growth, operating margin and cash flow,” added Geoff Ribar, senior vice president and chief financial officer.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook

For the third quarter of 2012, the company expects total revenue in the range of $325 million to $335 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.17 to $0.18. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.18 to $0.19.

For 2012, the company expects total revenue in the range of $1,295 million to $1,315 million. On a GAAP basis, net income per diluted share for 2012 is expected to be in the range of $0.51 to $0.55. Using the non-GAAP measure defined below, net income per diluted share for 2012 is expected to be in the range of $0.70 to $0.74.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled

Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a second quarter 2012 financial results audio webcast today, July 25, 2012, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 25, 2012 at 5 p.m. (Pacific) and ending August 8, 2012 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.

Cadence, the Cadence logo and Azuro are registered trademarks, and Sigrity is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s second quarter 2012 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that Cadence’s customers’ restructurings and other efforts to improve operational efficiency could result in delays in their purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of Cadence’s efforts to improve operational efficiency on its business, including its strategic and customer relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under generally accepted accounting principles (GAAP), and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that Cadence would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, because these costs are inconsistent in size, are significantly impacted by the timing and valuation of those acquisitions and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense, because it is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations, and such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs because exclusion of such costs permits consistent evaluations of Cadence’s performance. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.

Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	June 30, 2012	July 2, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$36,386	$26,908
Amortization of acquired intangibles	6,534	6,988
Stock-based compensation expense	10,361	10,341
Non-qualified deferred compensation expenses	2,278	1,186
Restructuring and other charges	43	751
Shareholder litigation costs	—	1,106
Executive and other employee severance costs	—	1,916
Integration and acquisition-related costs	3,627	1,005
Amortization of debt discount	5,124	6,566
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,220)	(9,229)
Income tax effect of non-GAAP adjustments	(9,245)	(15,560)

Net income on a non-GAAP basis	$52,888	$31,978

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income per Share Reconciliation	Three Months Ended
	June 30, 2012	July 2, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.13	$0.10
Amortization of acquired intangibles	0.02	0.03
Stock-based compensation expense	0.04	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges	—	—
Shareholder litigation costs	—	—
Executive and other employee severance costs	—	0.01
Integration and acquisition-related costs	0.01	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.03)
Income tax effect of non-GAAP adjustments	(0.03)	(0.06)

Diluted net income per share on a non-GAAP basis	$0.19	$0.12

Shares used in calculation of diluted net income per share — GAAP**	275,318	270,885
Shares used in calculation of diluted net income per share — non-GAAP**	275,318	270,885

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.
**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning September 14, 2012, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2012 Earnings Release is published, which is currently scheduled for October 24, 2012.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Nancy Szymanski

Cadence Design Systems, Inc.

408-473-8382

publicrelations@cadence.com

# # #

Cadence Design Systems, Inc.

Condensed Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
Current Assets:
Cash and cash equivalents	$661,658	$601,602
Short-term investments	51,304	3,037
Receivables	123,243	136,772
Inventories	41,066	43,243
2015 notes hedges	219,199	215,113
Prepaid expenses and other	61,976	64,216

Total current assets	1,158,446	1,063,983
Property, plant and equipment, net of accumulated depreciation of $668,328 and $658,990, respectively	251,920	262,517
Goodwill	192,238	192,125
Acquired intangibles, net of accumulated amortization of $89,572 and $91,542, respectively	159,807	173,234
Long-term receivables	7,750	11,371
Other assets	59,096	58,039

Total Assets	$1,829,257	$1,761,269

Current Liabilities:
Convertible notes	$301,292	$294,061
2015 notes embedded conversion derivative	219,199	215,113
Accounts payable and accrued liabilities	153,957	165,791
Current portion of deferred revenue	328,405	340,401

Total current liabilities	1,002,853	1,015,366

Long-Term Liabilities:
Long-term portion of deferred revenue	58,213	73,959
Convertible notes	135,006	131,920
Other long-term liabilities	131,172	128,894

Total long-term liabilities	324,391	334,773

Stockholders’ Equity	502,013	411,130

Total Liabilities and Stockholders’ Equity	$1,829,257	$1,761,269

Cadence Design Systems, Inc.

Condensed Consolidated Income Statements

For the Three and Six Months Ended June 30, 2012 and July 2, 2011

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Revenue:
Product	$208,301	$157,938	$398,325	$299,757
Services	28,966	29,477	58,508	57,282
Maintenance	89,209	95,855	185,473	192,333

Total revenue	326,476	283,270	642,306	549,372

Costs and Expenses:
Cost of product	21,585	20,074	36,986	34,268
Cost of services	17,071	20,616	36,445	40,691
Cost of maintenance	10,821	10,716	22,632	21,614
Marketing and sales	80,418	77,006	164,213	155,378
Research and development	112,031	99,268	220,625	200,567
General and administrative	30,244	25,377	58,014	44,679
Amortization of acquired intangibles	3,643	4,505	7,429	8,964
Restructuring and other charges (credits)	43	751	(8)	710

Total costs and expenses	275,856	258,313	546,336	506,871

Income from operations	50,620	24,957	95,970	42,501
Interest expense	(8,566)	(10,768)	(17,103)	(21,754)
Other income, net	3,669	8,394	6,103	12,863

Income before provision (benefit) for income taxes	45,723	22,583	84,970	33,610
Provision (benefit) for income taxes	9,337	(4,325)	17,480	379

Net income	$36,386	$26,908	$67,490	$33,231

Basic net income per share	$0.13	$0.10	$0.25	$0.13

Diluted net income per share	$0.13	$0.10	$0.24	$0.12

Weighted average common shares outstanding — basic	269,739	263,191	268,840	262,362

Weighted average common shares outstanding — diluted	275,318	270,885	276,526	269,732

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and July 2, 2011

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2012	July 2, 2011
Cash and Cash Equivalents at Beginning of Period	$601,602	$557,409

Cash Flows from Operating Activities:
Net income	67,490	33,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,736	46,283
Amortization of debt discount and fees	11,529	14,587
Stock-based compensation	21,886	19,698
Gain on investments, net	(4,169)	(13,676)
Non-cash restructuring and other charges	125	136
Deferred income taxes	459	(4,811)
Provisions (recoveries) for losses (gains) on trade and installment contract receivables, net	—	(5,885)
Other non-cash items	3,439	2,518
Changes in operating assets and liabilities, net of effect of acquired businesses:
Current and long-term receivables	16,513	64,535
Inventories	499	(6,987)
Prepaid expenses and other	414	1,969
Other assets	(169)	1,479
Accounts payable and accrued liabilities	(4,694)	(48,650)
Deferred revenue	(27,446)	25,979
Other long-term liabilities	(1,424)	(4,628)

Net cash provided by operating activities	128,188	125,778

Cash Flows from Investing Activities:
Proceeds from the sale and maturity of available-for-sale securities	136	9,588
Purchases of available-for-sale securities	(49,083)	—
Proceeds from the sale of long-term investments	44	2,785
Purchases of property, plant and equipment	(18,269)	(11,312)
Investment in venture capital partnerships and equity investments	(250)	(608)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(1,041)	(22,865)

Net cash used for investing activities	(68,463)	(22,412)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(2,907)	(2,829)
Tax effect related to employee stock transactions allocated to equity	4,075	967
Payment of acquisition-related contingent consideration	(39)	—
Proceeds from issuance of common stock	13,063	10,302
Stock received for payment of employee taxes on vesting of restricted stock	(9,897)	(7,389)

Net cash provided by financing activities	4,295	1,051

Effect of exchange rate changes on cash and cash equivalents	(3,964)	3,491

Increase in cash and cash equivalents	60,056	107,908

Cash and Cash Equivalents at End of Period	$661,658	$665,317

Cadence Design Systems, Inc.

As of July 25, 2012

Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share

(Unaudited)

	Three Months Ending September 29, 2012	Year Ending December 29, 2012
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.18	$0.51 to $0.55
Amortization of acquired intangibles	0.03	0.10
Stock-based compensation expense	0.04	0.18
Non-qualified deferred compensation expenses	—	0.01
Integration and acquisition-related costs	0.01	0.03
Amortization of debt discount	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.09)	(0.20)

Diluted net income per share on a non-GAAP basis	$0.18 to $0.19	$0.70 to $0.74

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

As of July 25, 2012

Impact of Non-GAAP Adjustments on Forward Looking Net Income

(Unaudited)

	Three Months Ending September 29, 2012	Year Ending December 29, 2012
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$46 to $51	$141 to $153
Amortization of acquired intangibles	8	28
Stock-based compensation expense	13	50
Non-qualified deferred compensation expenses	—	4
Integration and acquisition-related costs	2	8
Amortization of debt discount	5	21
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(4)
Income tax effect of non-GAAP adjustments	(25)	(54)

Net income on a non-GAAP basis	$49 to $54	$194 to $206

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2011					2012
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	44%	47%	44%	44%	45%	44%	46%
Europe, Middle East and Africa	21%	20%	21%	20%	20%	19%	20%
Japan	19%	17%	18%	17%	18%	18%	16%
Asia	16%	16%	17%	19%	17%	19%	18%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2011					2012
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification and Design IP	28%	33%	30%	32%	30%	30%	33%
Digital IC Design	24%	21%	22%	21%	22%	23%	22%
Custom IC Design	20%	22%	23%	23%	22%	23%	22%
Design for Manufacturing	8%	6%	6%	6%	7%	7%	6%
System Interconnect	10%	8%	9%	8%	9%	8%	8%
Services and other	10%	10%	10%	10%	10%	9%	9%
Total	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance